Exhibit 3.100(a)
Exhibit 3.100(a) Form LLC-5.5 January 1998George H. Ryan Secretary of State Department of Business Services Limited Liability Company Division Room 359 Howtett Building Springfield, IL 62756 http:/www.sos.state.it.us Payment must be made by certified check, cashier's check, illinois attomey's check illinois C.P.A.'s check of money order, payable to 'Secretary of state.* Illinois Limited Liability Company Act Articles of Organization Must be typewritten This space for use by Secretary of State Date 01 25 1999 Assigned File 0025 4045 Filing Fee 9400.00 Approved LB This space for use by Secretary of State. 1. Limited Liability Company Name: SAME DAY SURGERY, L.L.C. (The LLC name must contain the words limited liability company, LLC. or LLC and cannot contain the items corporation, corp., incorporated. inc, ltd., co., limited partnership, or LP.) 2. Transacling Business under an assumed name: Yes No (If YES a Form LLC.1.20 is required to be completed and attached to these Articles) 3. The address, including county, of its principal place of business: (Post office box alone and c/o are unacceptable.) 1111 west 22nd street, suite 220, Oak Brook, IL 60523 DuPage County 4. Federal Employer Identification Number (F.E.I.N.): Applied for 5.The Articles of Organization are effective on: (check one ) a) X the filing date, or b) another date later than but not more than 60 days subsequent to the filing date: (month.day.year) 6. The registered agent's name and registered office address is: Registered agent: ALAN J. WOLF First Name Middle Initial Last Name Registered Office: 25 East Washington Street 1000 Number Street Suite* (P.O Box alone and c/o are unacceptable) Chicago 60602 Cook City Zip code County 7. Purpose or purposes for which the LLC is organized: Include the business code # (from IRS Form 1065) (If Not sufficient space to cover this point add one or more sheets of this size.) To transact any and all lawful business and activities which are authorized by the Limited Liability Company Act of the State of Illinois as may be amended from time to time. IRS CODE: 8999 8. The latest date, if any, upon which the company is to dissolve 12/31/2048 (month, day, year) Any other events of dissolution enumerated on an attachment. (Optional)

Form LLC -5.25 Illinois September 2004 Limited Liability Company Act FILE # 0025 4045 Articles of Amendment This space for use by secretary of State Secretary of State Jossa White Filing Fee (see instructions on reverse) Department of Business Services Submit in duplicate www.Cyberdriveillinois.com must be typewritten This space for use by Secretary of state Payment may be made by business Filing Fee: $150.00 Form check payable to Secretary of State. Approved: (If check is returned for any reason this Filing will be void.) 1. Limited Liability Company name: Same Day Surgery, L.L.C. 2. These Articles of Amendment are effective on |X| the file date of [ ] a later date being____________________ not to exceed 30 days after the file date (check applicable box). 3. The Articles of Organization are amended as follows (check applicable item(s) below): ___ a) Admission of a new member (give name and address below).* __ _ b) Admission of a new manager (give name and address below).* ___c) Withdrawal of a member (give name below).* __ _d) Withdrawal of a manager (give name below).* ___e) Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new Address, including county below). ___f) Change of registered agent and/or registered agents office (give new name and address, including county below). (Address change of P.O Box and c/o are unacceptable.) _____g) Change in the Limited Liability Companys name (list below). ____ h) Change in date of dissolution or other events of dissolution enumerated in item 6 of the Articles of Organization. ____ i) Other (give information in space provided below). *Changes in members/managers may, but are not required to, be reported in an amendment to the articles of Organization. Additional Information: a) The following member shall be admitted: USP Chicago, Inc., 15305 Dallas Parkway, Suite 1600, Addison, TX 75001 c) The following members have withdrawn: E Atkins, LLC, M Campbell, LLC, Healthcare Equity Partners, LP, Healthcare Equity QP Partners, LP, and HEP SDS, LLC f) The new agent shall be CT Corporation System, 208 LaSalle Street, Chicago, II, 60604 Cook County e) 15305 Dallas parkway, Suite 1600, Addison, TX 75001 Dallas Country (over) Printed by authority of the State of Illinois December 2004-20M-LLC-11.7

00254045 1-3.2005 LLC-5.25 4. Check the appropriate box below (Box A or Box B must be checked): A. This amendment was approved by not less than the minimum number of managers necessary to approve the amendment, and member action was not required. B. This amendment was approved by not less than a minimum number of members necessary to approve the amendment. 5. I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Amendment are to the best of my knowledge and belief, true, correct and complete. Dated _______ December 29 _______, 2004 (Month Day) (Year) _______________________________________________________ (Signature) Alex Jenkins, Asst. Secretary of Member (Type or Print Name and Title) USP Chicago, Inc, member (If the member or manager signing this document is a company or other entity, state name of company and Indicate whether it is a member or manager of the Limited Liability Company.) Filing Fee: If only item 3f is checked on the front page. Indicating that the only change reported is a change in the registered agent and/or registered office, the filing fee is $35. In all other cases, the filing fee is $150. (Printed by authority of the State of Illinois - December 2004 20M LLC 11.7)

Form LLC.5/25 January 2000 Jesse White Secretary of State Department of Business Services Limited Liability Company Division Room 351, Howlett Building Springfield IL, 62756 http://www.sos.state.il.us Payment may be made by business firm check payable to secretary of State. (If check is returned for any reason this filing will be void.) Illinois Limited Liability Company Act Articles of Amendment Filing Fee (see instructions) . SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State Date December 31, 2001 Assigned file 0025 404-5 Filing fee : 100 Approved : Z The space for use by Secretary of State 1. Limited liability Company name SAME DAY SURGERY, L.L.C. 2. File number assigned by the Secretary of State: 00254045 3. These Articles of Amendment are effective on [X] The file or a later date being not to exceed 30 days after the file date. 4. The Articles of Organization are amended as follows : Attached a copy of the text of each amendment adopted.) a) Admission of a new member (give name and address below) b) Admission of a new manager (give name and address below) c) Withdrawal of a member (give name below) d) Withdrawal of a manager (give name below) e) Change in the address of the office at which the records required by section 1-40 of the Act are kept (give new address, including county below) f ) Change of registered agent and/ or registered agent's office.(give new name and address, including county below) (Address change of P.O. Box and c/o are unacceptable) g) Change in the limited liability company's name (list below) h) Change in date of dissolution or other events of dissolution enumerated in Item 8 of the Articles of Organization i) Other (give information below) e) The new address where the records are kept is 1 East Erie, Suite 333 Chicago, Illinois 60611 i) The new address of the manager M. Campbell, LLC is: 2 East Erie, Suite 333 Chicago, Illinois 60611

LLC-5.25 5. This amendment was adopted by the managers. S. 5-25(3) Yes no a) Not less than minimum number of managers so approved. Yes no b) Member action was not required. Yes no 6. This amendment was adopted by the members. S. 5-25(4) yes no Not less than minimum number of members so approved. 7. I affirm, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete. Date December 28, 2001 Month Day (year) (Signature) Matthew Campbell, Member (Type or print Name and Title) M. Campbell, LLC (If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.) INSTRUCTIONS:* If the only change reported is a change in the registered agent and/ or registered office, the filing fee is $25. If other changes are reported, the filing fee is $100.

LLC-5.25 7. This amendment was adopted by the managers. S 5-25(3) [ ]Yes |X|No a) Not less than minimum number of managers so approved. [ ]Yes |X|No b) Member action was not required. [ ] Yes |X|No 8. This amendment was adopted by the members, S 5-25(4) |X|Yes [ ]No Not less than minimum number of members so approved. 9. The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete. Dated January 24 1999 (Signature) Matthew Campbell E Member (Type or print Name and Title ) (If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.) Note *If the the company has elected in its operating agreement to be governed by the amendatory Act of 1997, and the only change reported is a change in the registered agent and/or registered office, the filing fee $25. If the the company has not elected in its operating agreement to be governed by the amendatory Act of 1997, and/or other changes are also reported, the filing fee is $100.

ATTACHMENT
The text of each amendment adopted shall read as follows:
The following members shall be admitted to Same Day Surgery, L.L.C.
E Atkins, LLC
M Campbell, LLC
Healthcare Equity Partners, L.P.
Healthcare Equity QP Partners, L.P.
HEP SDS, LLC
The following company’s members have withdrawn:
Edward Atkins, M.D.
Matthew Campbell

Form **LLC-5.25**

January 1998

George H. Ryan
Secretary of State
Department of Business Services
Limited Liability Company Division
Room 359, Howlett Building
Springfield, IL 62756
http://www.sos.state.il.us

Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)

Illinois Limited Liability Company Act
Articles of Amendment

Filing Fee (see note).
SUBMIT IN DUPLICATE
Must be typewritten

This space for use by Secretary of State

Date 11-30-99
Assigned File # 0025404-5
Filing Fee $ 100 ~
Approved: [initials]

This space for use by Secretary of State

1. Limited Liability Company name Same Day Surgery, LLC.

2. File number assigned by the Secretary of State: 0025404-5

3. Federal Employer Identification Number (F.E.I.N.): 36-4271957

4. These Articles of Amendment are effective on ☒ the file date or a later date being ______ not to exceed 30 days after the file date.

5. The company has elected in its operating agreement to be governed by the amendatory Act of 1997: ☒ Yes ☐ No

6. The Articles of Organization are amended as follows: (Attach a copy of the text of each amendment adopted.) *(Address changes of P.O. Box and c/o are unacceptable)*
   - X a) Admission of a new member (give name and address below)
   - ___ b) Admission of a new manager (give name and address below)
   - X c) Withdrawal of a member (give name below)
   - ___ d) Withdrawal of a manager (give name below)
   - ___ e) Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)
   - ___ f) Change of registered agent and/or registered agent's office (give new name and address, including county below)
   - ___ g) Change in the limited liability company's name (list below)
   - ___ h) Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization
   - ___ i) Other (give information below)

The following members shall be admitted:

0024186 E Atkins, LLC - 1279 Pine Court, Glencoe, Illinois 60062
0024182 M Campbell, LLC - 1111 W. 22nd Street, Suite 220, Oak Brook, IL 60523
C010465 Healthcare Equity Partners, L.P. - 901 Warrenville Road, Ste 205, Lisle, IL 60532
Healthcare Equity QP Partners, L.P. - 901 Warrenville Road, Ste 205, Lisle, IL 60[...]
HEP SDS, LLC - 901 Warrenville Road, Ste 205, Lisle, IL 60532.

The following members have withdrawn:

Edward Atkins, M.D.
Matthew Campbell

LLC-11.1

LLC-5.5 9. Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a)(B) included as attachment yes No if yes, state the provisions(s) and the statutory cite(s) from the ILLCA. 10. a) Management is vested, in whole or in part, the manager(s): Yes No if yes, list names and business addresses. b) Management is vested, in whole or in part, by the member(s): Yes No if yes, list names and addresses. Edward Atkins, M.D. 815 Howard Street Evanston, IL 60202 Matthew Campbell 1111 West 22nd Street, Suite 220, Oak Brook, IL 60523 11. The undersigned affirms, under penalties of perjury. having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete. Dated January 6 1999 Signature(s) and Name(s) of Organizer(s) Business Address(es) 25 E. Washington St, Ste 100C 1. 1. Chicago signature Number Street Ethel Spyratos E Organizer Chicago (Type or print name and title) City/Town Illinois 60602 (Name if a corporation or other entity) State ZIP Code 2. 2. signature Number Street (Type or print name and title) City/Town (Name if a corporation or other entity) State ZIP Code 3. 3. signature Number Street (Type or print name and title) City/Town (Name if a corporation or other entity) State ZIP Code